EXHIBIT 99.1

GreenBox POS Announces $100 Million Convertible Note Financing

Substantial Premium to Market Sets Valuation at over $700 Million Upon Conversion

SAN DIEGO, CA – November 3, 2021 – GreenBox POS (NASDAQ: GBOX) ("GreenBox" or the "Company"), an emerging fintech company that leverages proprietary blockchain security and token technology to create customized payment solutions, announced today the signing of a securities purchase agreement for $100 million in financing ($84 million following the deduction of an original issue discount). With plans to use these proceeds for acquisitions, jumpstart the Coyni stablecoin custodial revolver and apply additional working capital toward the Company’s future growth, this is a significant milestone in executing the Company’s growth plans.

“This financing round not only fuels an exciting next stage of progress for GreenBox and our planned stablecoin spin-off, Coyni, but also demonstrates our organization’s focus on executing against lofty goals,” said Ben Errez, GreenBox POS Chairman. “Coyni technology validates our unyielding commitment to 100% fiat backed custodial architecture and transactional reversible stablecoin.

“This financing will additionally allow GreenBox to secure current and future acquisitions while providing resources for continued development of our core payment processing technology. With an over $700 million enterprise valuation, this confirms a substantial premium to the current equity price, benefiting all shareholders. While we are elated by this achievement, we remain steadfast in our commitment to shareholders to execute our long-term strategy and deliver sustainable value.”

The note will mature 24 months from the closing date, with the initial conversion price equal to over an 80% premium to the market price of the Company’s common stock on October 29th, 2021.

EF Hutton, division of Benchmark Investments, LLC, is acting as the exclusive placement agent for the offering.

The securities are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-257798) that GreenBox previously filed with the U.S. Securities and Exchange Commission (“SEC”). The offering will be made only by means of a written prospectus supplement and the accompanying prospectus that form a part of the registration statement. An electronic prospectus supplement and the accompanying prospectus relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying base prospectus relating to these securities will be available on the SEC’s website at www.sec.gov and may also be obtained, when available, by contacting EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GreenBox POS

GreenBox POS (NASDAQ: GBOX) is an emerging financial technology company leveraging proprietary blockchain security and token technology to build customized payment solutions. The Company's applications enable an end-to-end suite of turnkey financial products, fraud detection and improving the efficiency of handling large-scale commercial processing volumes for its merchant clients. For more information, we invite you to visit the Company's website at www.greenboxpos.com.

Forward-Looking Statements Disclaimer

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set out in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

Investor Relations Contact
Mark Schwalenberg
MZ Group - MZ North America
312-261-6430
GBOX@mzgroup.us
www.mzgroup.us